Exhibit 4.1

EXECUTION VERSION

GOGO INTERMEDIATE HOLDINGS LLC

GOGO FINANCE CO. INC.

AND EACH OF THE GUARANTORS PARTY HERETO

9.875% SENIOR SECURED NOTES DUE 2024

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November 9, 2020

U.S. Bank National Association

as Trustee

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 9, 2020, among Gogo Intermediate Holdings LLC, a Delaware limited liability company, and Gogo Finance Co. Inc., a Delaware corporation (together, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of April 25, 2019 (as amended or supplemented from time to time, the “Indenture”), providing for the issuance of 9.875% Senior Secured Notes due 2024 (the “notes”);

WHEREAS, the Issuers have solicited (the “Consent Solicitation”) the consent of the holders of the notes (each a “Holder” and collectively, the “Holders”) to the execution and delivery of a supplemental indenture to effect the amendments to the Indenture contemplated by Article I hereto (the “Amendments”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of notes then outstanding (the “Requisite Consents”);

WHEREAS, the Holders, constituting Holders of at least a majority in aggregate principal amount of the notes outstanding as of 5:00 p.m., New York City time, on October 21, 2020 (the “Record Date”), have approved this Supplemental Indenture;

WHEREAS, the Issuers have requested and hereby request that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Issuers and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the notes as follows:

ARTICLE I

AMENDMENT OF INDENTURE

1.1.    The following definition is hereby added to Section 1.01 of the Indenture:

“ “2020 Notes Offering” means the sale and issuance of $50.0 million of additional notes by the Issuers, pursuant to the purchase agreement, dated as of November 6, 2020, among the Issuers, the Guarantors and the purchasers named therein.”

1.2     Section 4.09(b)(1) of the Indenture is hereby amended and restated in its entirety as following:

“Indebtedness Incurred by the Company and/or Subsidiary Guarantors under Credit Facilities (including the notes issued on the Issue Date under the terms of this Indenture) (and any Refinancing Indebtedness in respect thereof) in an aggregate principal amount outstanding under this clause (1) not to exceed the greater of (x) the sum of (A) the principal amount of the notes issued on the Issue Date and (B) $70.0 million and (y) an aggregate principal amount of Indebtedness that at the time of Incurrence does not cause, on the date of Incurrence of such Indebtedness, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Secured Leverage Ratio of the Company to exceed 4.0:1 and any Refinancing Indebtedness with respect to such Indebtedness; provided, that no Restricted Subsidiary that is not a Subsidiary Guarantor may guarantee, be an obligor under, or provide Credit Support for, Indebtedness Incurred under this clause (1) to refinance, refund or replace the notes or the Guarantees;”

1.3.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II

MISCELLEANOUS PROVISIONS

2.1.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

2.2.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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2.3.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture, including the Guarantees of the Issuers’ Obligations thereunder, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

2.4.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

2.5.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

2.6.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers. The rights, protections, indemnities and immunities of the Trustee and its agents as enumerated under the Indenture and Collateral Agreement are incorporated by reference into this Supplemental Indenture

2.7    EFFECTIVENESS. This Supplemental Indenture shall become effective and binding on the Issuers, the Guarantors, the Trustee and the Holders upon the execution and delivery of this Supplemental Indenture by the parties hereto. The time and date on which this Supplemental Indenture becomes effective is hereinafter referred to as the “Effective Time.” The Amendments will become operative immediately prior to the consummation of the 2020 Notes Offering. Even if this Supplemental Indenture becomes effective and the Amendments become operative, the Amendments shall cease to be operative if the 2020 Notes Offering does not close, in which event the Indenture shall revert to the form in effect immediately prior to the Effective Time, with such reversion being retroactive as if the Amendments had never become operative, and this Supplemental Indenture shall have no further force or effect. The Company shall furnish the Trustee with an Officers’ Certificate promptly after the Amendments become operative, stating that the Amendments have become operative.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: November 9, 2020

ISSUERS

GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

GOGO FINANCE CO. INC.

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

GUARANTORS

GOGO INC.

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

AC BIDCO LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Fourth Supplemental Indenture]

GOGO LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

GOGO BUSINESS AVIATION LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

GOGO INTERNATIONAL HOLDINGS LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

GOGO CONNECTIVITY LTD.

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

GOGO AIR INTERNATIONAL GMBH

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Managing Director

[Signature Page to Fourth Supplemental Indenture]

GOGO INFLIGHT INTERNET CANADA LTD.

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

GOGO ATG LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

GOGO CA LICENSES LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Fourth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Linda Garcia
Authorized Signatory

[Signature Page to Fourth Supplemental Indenture]